SCI Systems, Inc.
Exhibit 11 - Computation of Primary and Fully Diluted Earnings Per Share
(In thousands of dollars except number of shares and per share amounts)
[CAPTION]
																																					Quarter Ended:           Six Months Ended:
																																					--------------           -----------------
																												---------------------------------------------------
																												December 25, December 26, December 25, December 26,
																																				1994         1993         1994         1993
																												---------------------------------------------------
[S]                         [C]           [C]         [C]          [C]
Primary Earnings (Loss)
Per Share
- --------------------------
Income from continuing
operations                       $10,197       $9,214      $20,254      $18,388
Loss from discontinued
operations                            -0-      (1,443)          -0-      (2,768)
																												---------------------------------------------------
																Net income       $10,197       $7,771      $20,254      $15,620
																												===================================================
Weighted average number of
shares outstanding during
period                        27,322,644   27,082,931   27,316,967   27,071,375
Applicable number of shares
	for common stock equi-
	valents (stock options)
	outstanding for period,
	using Treasury Stock
	Method based on average
	market price for period         493,816      616,534      479,204      625,751
																												---------------------------------------------------
Weighted average number of
shares used in computation    27,816,460   27,699,465   27,796,171   27,697,126
																												===================================================

Primary earnings per share:
	From continuing operations        $0.37        $0.33        $0.73        $0.66


	From discontinued
	operations                           -0-       (0.05)          -0-       (0.10)
																												---------------------------------------------------
															Net income          $0.37        $0.28        $0.73        $0.56
																												===================================================

Fully Diluted Earnings
(Loss) Per Share
- -------------------------
Income from continuing
	operations                      $10,197       $9,214      $20,254      $18,388
Loss from discontinued
	operations                           -0-      (1,443)          -0-      (2,768)
																												---------------------------------------------------
															Net income         10,197        7,771       20,254       15,620

Add back after-tax interest
	expense for outstanding
	5 5/8% convertible
	subordinated debentures             348          384          665          759
																												---------------------------------------------------
Adjusted net income used in
fully diluted computation        $10,545       $8,155      $20,919      $16,379
																												===================================================
Weighted average number of
	shares outstanding during
	period                       27,322,644   27,082,931   27,316,967   27,071,375
Applicable number of shares
	for common stock equi-
	valents (stock options)
	outstanding for period,
	using Treasury Stock
	Method based on period
	ended market price              493,831      616,534      479,336      625,751
Number of shares to be
	issued if 5 5/8%
	convertible subordinated
	debentures were converted     1,850,727    1,850,727    1,850,727    1,850,727
																												---------------------------------------------------
Weighted average number of
shares used in computation    29,667,202   29,550,192   29,647,030   29,547,853
																												===================================================
Fully diluted earnings
	per share:
	From continuing
	operations                        $0.36        $0.33        $0.71        $0.65
	From discontinued
	operations                           -0-       (0.05)          -0-       (0.10)
																												---------------------------------------------------
															Net income          $0.36        $0.28        $0.71        $0.55
																												===================================================
																																						(*)          (*)          (*)          (*)
(*)The potential conversion of the convertible debentures represented less than
3%; consequently, fully diluted earnings per share are not presented on the income statement.